UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 22, 2012


                       ENVISION SOLAR INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


          NEVADA                      333-147104                  26-1342810
---------------------------- ---------------------------     -------------------
(State or other Jurisdiction    (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)

               7675 DAGGET STREET, SUITE 150, SAN DIEGO, CA 92111
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 799-4583


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          (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES
--------------------------------------------------

         See Section 8, Item 8.01 in this Report.


SECTION 8. OTHER EVENTS

ITEM 8.01  OTHER EVENTS
-----------------------

         Envision Solar International, Inc., a Nevada corporation (the "Company") is making a private placement of its common stock for general working capital purposes. The private placement is being made pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         In this private placement, the Company is offering up to 8,000,000 shares of the Company's common stock for a purchase price of $0.25 per share, seeking to raise $2 million (plus an 800,000 share over allotment option). The closing is currently scheduled for March 31, 2012, but may be extended for up to an additional 60 days. As of the date of this Report, we have not yet raised any capital pursuant to this offering.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              ENVISION SOLAR INTERNATIONAL, INC.

March 29, 2012                By: /s/ Desmond Wheatley
                                  --------------------------------------------
                                   Desmond Wheatley, Chief Executive Officer




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